Exhibit 10.1

AMENDMENT NO. 2
TO MASTER SERVICING RIGHTS PURCHASE AGREEMENT
AND SALE SUPPLEMENTS
This Amendment (this “Amendment”), dated as of April 6, 2015 (the “Amendment Effective Date”), among Ocwen Loan Servicing, LLC, a Delaware limited liability company (“Seller”), HLSS Holdings, LLC, a Delaware limited liability company (“Holdings”), Home Loan Servicing Solutions, Ltd. (“HLSS”) and HLSS MSR-EBO Acquisition LLC (“Buyer”).
WITNESSETH:
WHEREAS, Seller, HLSS and Holdings are parties to the Master Servicing Rights Purchase Agreement, dated as of October 1, 2012 (the “Original Agreement”), with respect to the sale by Seller and the purchase by Holdings of certain Rights to MSRs, Servicing Rights and other assets, as such Original Agreement was amended on December 26, 2012 by an Amendment to Master Servicing Rights Purchase Agreement and Sale Supplements, among Seller, HLSS and Holdings (the Original Agreement, as so amended and as further amended from time to time, the “MSR Purchase Agreement”);
WHEREAS, Seller, HLSS and Holdings are parties to certain Sale Supplements to the MSR Purchase Agreement, dated as of February 10, 2012, May 1, 2012, August 1, 2012, September 13, 2012, September 28, 2012, December 26, 2012, March 13, 2013, May 21, 2013, July 1, 2013, and October 25, 2013 (each, as heretofore amended, supplemented and modified from time to time, a “Sale Supplement” and, collectively, the “Sale Supplements”);
WHEREAS, HLSS proposes to enter into a Share and Asset Purchase Agreement with Buyer, HLSS Advances Acquisition Corp. and New Residential Investment Corp. pursuant to which HLSS will sell and the Buyer, directly and through HLSS Advances Acquisition Corp., will purchase substantially all of the assets of HLSS (the “Transaction”); and
WHEREAS, Seller, HLSS and Holdings desire to amend the MSR Purchase Agreement and the Sale Supplements as provided herein and to evidence Seller’s consent to HLSS’s assignment of its interest under the MSR Purchase Agreement and the Sale Supplements to Buyer.
NOW, THEREFORE, and in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
RECITALS
Section 1.    Amendment to MSR Purchase Agreement and Sale Supplements. The MSR Purchase Agreement and each Sale Supplement is hereby amended as follows:
1.1    Each reference to “HLSS” set forth in (i) Section 2.4(b) of each Sale Supplement, (ii) Section 2.5(a) of each Sale Supplement, (iii) Section 6.7(a) of each Sale Supplement, (iv) Section 6.7(c) of each Sale Supplement, (v) Section 6.10 of each Sale Supplement,

(vi) Section 6.12 of each Sale Supplement, and (vii) Section 6.13 of each Sale Supplement shall be deemed to constitute a reference to Buyer (or, with respect to Excess Servicing Fees, its direct or indirect assignee).
1.1    Each reference to a “Purchaser” set forth in the MSR Purchase Agreement or any Sale Supplement shall be deemed to include a reference to Buyer;
1.2    The definition of “Book Value” set forth in Section 1.1 of each Sale Supplement is hereby deleted in its entirety.
1.3    The definition of “Servicing Fee Reset Date” set forth in Section 1.1 of each Sale Supplement is hereby amended by deleting “Servicing Fee Reset Date” in its entirety and replacing such definition with the following:
““Servicing Fee Reset Date”: The date which is the earlier of (i) the date that is eight (8) years after the Closing Date and (ii) April 30, 2020; provided, that if, as of the date that is six (6) years after the Closing Date, there then exists an uncured Termination Event with respect to any affected Servicing Agreement in this Sale Supplement that is due to a servicer rating downgrade to “Below Average” or lower by S&P or to “SQ4” or lower by Moody’s then the date which is six (6) years after the Closing Date.”.
1.4    The definition of “Servicing Transfer Date” set forth in Section 1.1 of each Sale Supplement is hereby amended by adding to the end of that definition the following: “; provided, however, that such date shall not occur before April 6, 2017;”.
1.5    The definition of “Termination Event” set forth in Section 1.1 of each Sale Supplement is hereby amended by replacing the phrase ““RPS4+” and “RSS4+” by Fitch Ratings” with ““RPS4” and “RSS4” by Fitch Ratings”.
1.6    The definition of “Transferred Servicing Rights” set forth in Section 1.1 of each Sale Supplement is hereby amended by deleting the reference therein to “HLSS” and replacing such reference with a reference to “Holdings”.
1.7    Article 6 of each Sale Supplement is hereby amended by deleting Section 6.10 in its entirety and replacing it with the following:
“6.10 Clean Up Call Rights. Seller shall exercise its rights under any optional termination or clean up call rights provided for in the Servicing Agreements and the Underlying Documents (the “Clean Up Call Rights”) only as the prior written direction of HLSS specifying the date of exercise, which shall be at least thirty (30) days after the date of such notice from HLSS. In connection with such exercise of Clean Up Call Rights, Seller hereby sells and transfers to HLSS (or its designee) on an exclusive and “as is” basis the right to all economic beneficial rights to such Clean Up Call Rights (including the right to cause Seller to exercise such Clean Up Call Rights), which include the economic beneficial interest in the right to purchase from the related trust for each Deferred Servicing Agreement all of the assets of such trust, including the mortgage loans and REO properties (collectively, the “Mortgage Loans”) for a payment of 0.50% of the unpaid principal balance of all Performing Mortgage Loans of such trust (which payment is due upon the exercise of any Clean Up Call Rights). Any purchase and exercise of such Clean Up Call Rights shall be subject to customary “as is” documentation, which HLSS and Seller will negotiate in good faith. Seller shall give HLSS at least thirty (30) days’ notice prior to the date on which Seller would have to notify the trustee for the related trust of its intent to exercise the related Clean Up Call Rights and will work in good faith with HLSS and the related trustee with respect to the exercise the Clean Up Call Rights. For the avoidance of doubt, HLSS (or its designee) shall fund the exercise of the Clean Ups Call Rights acquired and pay any expenses associated with such exercise (including any of Seller’s reasonable out-of-pocket expenses and any customary transfer expenses and deboarding fees, if applicable) and pay all unreimbursed Servicer Advances and other amounts owed to Holdings with respect to such Servicing Agreement under this Sale Supplement. For purposes of this Section 6.10, “Performing Mortgage Loan” means any Mortgage Loan that is current or thirty (30) days or less delinquent (MBA method). The rights of Seller to payment in respect of any exercise of Clean Up Call Rights under this Section 6.10 by HLSS or its designee shall survive any transfer of servicing pursuant to Section 6.12.”
1.8    Section 6.12 of each Sale Supplement is hereby amended by adding the following sentence to the end of that section: “Notwithstanding anything to the contrary in this Sale Supplement, none of HLSS or Holdings shall have any right to take any action under this Section 6.12 before April 6, 2017 other than with respect to an affected Servicing Agreement subject to a Termination Event (other than a Standstill Termination Event as defined in Section 6.13 unless, HLSS or Holdings could direct the transfer of servicing notwithstanding the standstill provisions of Section 6.13) and provided further that HLSS may transfer the Excess Servicing Fees at any time.”
1.9    Section 6.13 of each Sale Supplement is hereby amended by adding the following to the end of Section 6.13:
“Notwithstanding anything to the contrary in this Sale Supplement, with respect to any Termination Event that is related to any servicer rating downgrade in any affected Servicing Agreement (a “Standstill Termination Event”), none of HLSS or Holdings shall have any right to take any action under this Section 6.13 with respect to such affected Servicing Agreement until April 6, 2017 and only if such Standstill Termination Event is then continuing; unless, with respect to a continuing Standstill Termination Event in an affected Servicing Agreement, Holdings determines in good faith that a trustee (or other party entitled to terminate) intends to terminate Seller as servicer under such affected Servicing Agreement on any day). Seller agrees to promptly notify Holdings (and to deliver to Holdings a copy of any written notification) of any communication received by Seller from a trustee (or other party entitled to terminate) under an affected Servicing Agreement that is a solicitation of holders for a vote or request for direction or any communication from or on behalf of a trustee under any Deferred Servicing Agreement that such trustee (or other party entitled to terminate) has an intention to terminate Seller’s appointment as servicer under such Deferred Servicing Agreement provided that a solicitation of holders for a vote or request for direction regarding termination of Seller’s appointment as servicer shall not necessarily evidence, but could evidence depending on the language and the circumstances, intent of such trustee (or other party entitled to terminate) to terminate.”
1.1    Section 7.7 of each Sale Supplement is hereby amended by deleting Section 7.7 in its entirety, and replacing such section with the following:
“7.7 Servicing Fee Reset Date. No later than six (6) months prior to the Servicing Fee Reset Date, Holdings shall commence negotiating in good faith an extension of the Servicing Fee Reset Date and the servicing fees payable to Seller. If Seller and Holdings are unable to agree to such servicing fees prior to the Servicing Fee Reset Date, Seller shall, upon Holdings’ written direction to such effect, transfer the Servicing Rights relating to all of the Deferred Servicing Agreements to a third party servicer (including any affiliate of Holdings) identified by Holdings with respect to which all required Third Party Consents with respect to the Deferred Servicing Agreements can be obtained. Notwithstanding anything to the contrary in this Sale Supplement, after the Servicing Reset Date and prior to any transfer of servicing under this section, all fees payable to Seller under this Sale Supplement shall continue to be paid and the Servicing Agreement shall continue to be deemed a Deferred Servicing Agreement hereunder. Upon any transfer of servicing pursuant to this Section 7.7, an amount equal to the consideration for the transfer of related accrued and unpaid servicing fees for such Deferred Servicing Agreement shall be paid to Seller so long as Holdings receives the amount of the accrued and unpaid Retained Servicing Fee and Retained Servicing Fee Shortfall, if any, owing Holdings at the date of transfer (whether or not then due and payable hereunder).”
Section 2.    Subservicing Agreement. All applicable amendments to the MSR Purchase Agreement and each Sale Supplement made under this Amendment shall be correspondingly made to the Subservicing Agreement and each Subservicing Sale Supplement (as defined in the MSR Purchase Agreement) prior to the Servicing Transfer Date (as defined in each Sale Supplement, giving effect to this Amendment).
Section 3.    Servicer Ratings. In the event that (i) Seller’s servicer rating by S&P is downgraded to below “Average” or lower and this causes a reduction in advance rates (any such event, a “SAF Downgrade Event”) in Holdings’ existing HSART and/or HSART II advance financing facility with respect to any Servicing Agreement and (ii) such SAF Downgrade Event causes a reduction in Holdings’ rate of return or causes Holdings to have increased costs of funding (any such amounts, “Increased Costs”) during any calendar month, Seller shall pay to Holdings Increased Costs in respect of such month within 5 Business Days of demand therefor in an amount not to exceed $3,000,000 for any calendar month; provided that such payments shall not exceed $36,000,000, in aggregate; provided, further, that Holdings commits to use commercially reasonable efforts to assist Seller in curing any such SAF Downgrade Event by obtaining amendments to the variable funding note indenture supplements for the HSART and HSART II transaction . Holdings may request payment for Increased Costs pursuant to this Section 3 for only twelve calendar months. Holdings shall calculate the Increased Costs in its reasonable discretion. Holdings shall provide Seller the calculation of, and information regarding, such Increased Costs as reasonably requested by Seller.
Section 4.    Cooperation with Financings. Seller hereby agrees to use commercially reasonable efforts to reasonably cooperate with Holdings in the execution, delivery and performance of servicing advance financing facility agreements reasonably requested by Holdings (including, without limitation, the execution, delivery and performance of servicing advance financings substantially similar to the existing servicing advance financing facilities related to the Servicing Agreements). Seller shall not be entitled to additional compensation in connection with the execution, delivery and performance of such servicer advance financing facility agreements.
Section 5.    Consent to Assignment from HLSS to Buyer. The Seller by execution of this Amendment hereby unconditionally and irrevocably consents to the assignment by HLSS to the Buyer of all HLSS’s right, title and interest in, to and under the MSR Purchase Agreement and each Sale Supplement and all Excess Servicing Fees (as defined in any Sale Supplement) of HLSS, including, without limitation, the Excess Servicing Fees accruing after the date of this Amendment and any future assignment by the Buyer of any of the foregoing (the “Assignment”) so long as in the case of any future assignment the assignor and assignee give written notice of such assignment to Seller and written direction of where to make payments in respect of the related Excess Servicing Fees.
Section 6.    Seller’s Additional Agreements. Seller, by execution of this Amendment hereby (a) releases and waives any existing contractual agreement of Buyer and its affiliates with Seller not to acquire or trade in securities issued by any trust related to any Servicing Agreement or any servicer advancing financing facility collateralized or supported by any servicer advances arising under any Servicing Agreement and (b) agrees to publish the loan level information currently provided to the related trustees by Seller related to securities issued by any trust related to any Deferred Servicing Agreement. Until the termination of the related Deferred Servicing Agreement or the date on which the unpaid principle balance of the related Mortgage Loans serviced by Seller is zero, whichever occurs first, Seller agrees to publish such information in a publicly available format on a monthly basis by a mutually agreed date each month on a routine basis. Buyer and Seller may mutually agree to publish on a routine basis additional information reasonably requested by Buyer that is material to a purchaser of the related securities to the extent disclosure of such information is not prohibited by the related Deferred Servicing Agreement. Such additional information shall be published as soon as reasonably practicable following a written request from the Buyer to the publish such information in a format mutually agreed between Seller and Buyer.
Section 7.    Buyer’s Assumption. By execution of this Amendment, HLSS MSR-EBO Acquisition LLC hereby assumes all obligations of HLSS under the MSR Purchase Agreement and each Sale Supplement, whether currently existing or accruing after the date of this Amendment.

Section 8.    Effectiveness. The effectiveness of this Amendment is subject to (i) delivery of executed signature pages by all parties hereto and (ii) the consummation and closing of the Transaction.
Section 9.    Limited Effect.
9.1    Upon the effectiveness of this Amendment, each reference in the MSR Purchase Agreement and each Sale Supplement to “this Agreement”, “Sale Supplement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the MSR Purchase Agreement and such Sale Supplement as amended hereby, and each reference to the MSR Purchase Agreement or any Sale Supplement in any other document, instrument or agreement, executed and/or delivered in connection with any transaction contemplated in the MSR Purchase Agreement or any Sale Supplement shall mean and be a reference to the MSR Purchase Agreement or such Sale Supplement as amended hereby.
9.2    Except as expressly amended and modified by this Amendment, the MSR Purchase Agreement and the Sale Supplements shall continue to be, and shall remain, in full force and effect in accordance with their terms.
9.3    Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto or constitute a waiver of any provision of any other agreement.
Section 10.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
Section 11.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 12.    Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
Section 13.    Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
Section 14.    Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
Section 15.    Definitions. Capitalized terms used but not defined herein have the meaning set forth in the MSR Purchase Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed and delivered by its respective officer thereunto duly authorized as of the date above written.

OCWEN LOAN SERVICING, LLC

By:
Name:
Title:

HLSS HOLDINGS, LLC

By:
Name:
Title:

HOME LOAN SERVICING SOLUTIONS, LTD.

By:
Name:
Title:

HLSS MSR-EBO ACQUISITION LLC
By: NEW RESIDENTIAL INVESTMENT
CORP., its sole member

By:
Name: Cameron MacDougall
Title: Secretary

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